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                                  EXHIBIT 21
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              LIST OF SUBSIDIARIES OF DECISIONONE HOLDINGS CORP.
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       NAME OF SUBSIDIARY                             JURISDICTION
       ------------------                             ------------

       DecisionOne Corporation                        Delaware

       DecisionOne Corporation                        Ontario

       DecisionOne Supplies, Inc.                     Delaware

       Decision Data Investment Corporation           Delaware

       Decision Data Computer International, S.A.     Switzerland

       Properties Holding Corporation                 Delaware

       IC Properties Corporation                      Delaware